Exhibit 21.1

Subsidiaries of Aleris Corporation as of March 31, 2012

	Subsidiary	State of Incorporation / Formation	Aleris Ownership
1	Aleris Aluminum Austria GmbH	Austria	100.00%
2	Aleris Aluminum Belgium BVBA	Belgium	100.00%
3	Aleris Aluminum Bitterfeld GmbH	Germany	100.00%
4	Aleris Aluminum Bonn GmbH	Germany	100.00%
5	Aleris Aluminum Canada Holding 2, Inc.	Canada	100.00%
6	Aleris Aluminum Denmark ApS	Denmark	100.00%
7	Aleris Aluminum Duffel BVBA	Belgium	100.00%
8	Aleris Aluminum France SAS	France	100.00%
9	Aleris Aluminum GmbH	Germany	100.00%
10	Aleris Aluminum Italy Srl	Italy	100.00%
11	Aleris Aluminum Japan, Ltd.	Japan	100.00%
12	Aleris Aluminum Koblenz GmbH	Germany	100.00%
13	Aleris Aluminum Netherlands B.V.	Netherlands	100.00%
14	Aleris Aluminum Norway AS	Norway	100.00%
15	Aleris Aluminum Sales Europe GmbH	Germany	100.00%
16	Aleris Aluminum Service Center NV	Belgium	100.00%
17	Aleris Aluminum Spain, S.A.	Spain	100.00%
18	Aleris Aluminum (Tianjin) Co., Ltd.	China	100.00%
19	Aleris Aluminum UK Limited	United Kingdom	100.00%
20	Aleris Aluminum Vogt GmbH	Germany	100.00%
21	Aleris Asia Pacific International (Barbados) Ltd.	Barbados	100.00%

22	Aleris Asia Pacific Limited	Hong Kong	100.00%
23	Aleris Belgium EBVBA	Belgium	100.00%
24	Aleris Deutschland Beteiligungsunternehmen Duffel GmbH	Germany	100.00%
25	Aleris Deutschland Holding GmbH	Germany	100.00%
26	Aleris Deutschland Vier GmbH Co. KG	Germany	100.00%
27	Aleris Deutschland Vierte Verwaltungs GmbH	Germany	50.00%
28	Aleris Dingsheng Aluminum (Zhenjiang) Co., Ltd.	China	81.00%
29	Aleris Gibraltar Limited	Gibraltar	100.00%
30	Aleris Global Luxembourg S.a.r.l.	Luxembourg	100.00%
31	Aleris Holding Belgium BVBA	Belgium	100.00%
32	Aleris Holding Canada Limited	Canada	100.00%
33	Aleris Holding Luxembourg S.a.r.l	Germany	100.00%
34	Aleris Hylite B.V.	Netherlands	100.00%
35	Aleris International, Inc.	Delaware	100.00%
36	Aleris Luxembourg S.a.r.l & Co. KG	Luxembourg	100.00%
37	Aleris New Gibraltar Limited	Gibraltar	100.00%
38	Aleris Nuevo Leon, S. de R.L. de C.V.	Mexico	100.00%
39	Aleris Ohio Management, Inc.	Delaware	100.00%
40	Aleris Recycling, Inc.	Delaware	100.00%
41	Aleris Recycling Bens Runs, LLC	Delaware	100.00%
42	Aleris Recycling (German Works) GmbH	Germany	100.00%
43	Aleris Recycling Holding B.V.	Netherlands	100.00%
44	Aleris Recycling Netherlands B.V.	Netherlands	100.00%
45	Aleris Recycling (Swansea) Ltd.	United Kingdom	100.00%
46	Aleris RM, Inc.	Delaware	100.00%
47	Aleris Rolled Products, Inc.	Delaware	100.00%

48	Aleris Rolled Products, LLC	Delaware	100.00%
49	Aleris Rolled Products Sales Corporation	Delaware	100.00%
50	Aleris (Shanghai) Trading Co. Ltd.	China	100.00%
51	Aleris Specialty Products, Inc.	Delaware	100.00%
52	Aleris Specification Alloys, Inc.	Delaware	100.00%
53	Aleris Specification Alloy Products Canada Company	Canada	100.00%
54	Aleris Switzerland GmbH	Switzerland	100.00%
55	Aleris Technology (Netherlands) BV	Netherlands	100.00%
56	Aleris Worldwide, Inc.	Delaware	100.00%
57	Alerisalu Aluminum Portugal, Unipessoal, Lda.	Portugal	100.00%
58	Aluminum Recycling Services, S. de R.L. de C.V.	Delaware	100.00%
59	BUG-Alutechnik GmbH	Germany	100.00%
60	Duinlust Grundstucks GmbH	Germany	100.00%
61	Dutch Aluminum C.V.	Netherlands	100.00%
62	ETS Schaefer, LLC	Ohio	100.00%
63	Grundstucksverwaltungsgesellschaft Objekt Wallershein GmbH	Germany	100.00%
64	IMCO Recycling of Ohio, LLC	Delaware	100.00%
65	Imsamet of Arizona	Arizona	70.00%
66	Intl Acquisition Co.	Delaware	100.00%
67	MetalChem Handel GmbH	Germany	100.00%
68	Name Acquisition Co.	Delaware	100.00%
69	UWA Acquisition Co.	Delaware	100.00%

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